Exhibit 4.7

CONSENT TO ACTION WITHOUT MEETING
OF
SHAREHOLDERS OF
QUINCY RESOURCES, INC.

As provided under Nevada Revised Statutes, §78.320.2, the following resolutions were adopted by at least a majority of the Shareholders of QUINCY RESOURCES, INC., deemed effective March 2, 2004:

     RESOLVED, The 2003 Key Employee Stock Option Plan as set forth in Schedule "A" attached hereto, be and is hereby approved;

     FURTHER RESOLVED, 1,900,000 shares of the Company's common stock be and are hereby allocated and reserved for issuance under the 2003 Key Employee Stock Option Plan;

     FURTHER RESOLVED, Pursuant to the terms of the 2003 Key Employee Stock Option Plan and an Option Certificate to be issued thereunder, the Company grant: (1) options to acquire 1,670,000 shares of the Company's common stock at a price of $0.25 per share to the persons and in the amounts set forth in Schedule "B" attached hereto; and, (2), options to acquire 225,000 shares of the Company's common stock at a price of $0.67 per share to the persons and in the amounts set forth in Schedule "C" attached hereto.

     FURTHER RESOLVED, For each Optionee listed on Schedule "B", the Options shall vest as to one quarter on January 1, 2004, as to one quarter on July 1, 2004, as to one quarter on January 1, 2005, and as to one quarter on July 1, 2005. All Options granted to the persons and in the amounts set forth in Schedule "B" shall expire on December 3, 2008

     FURTHER RESOLVED, For each Optionee listed on Schedule "C", the Options shall vest as to one quarter on July 13, 2004, as to one quarter on January 13, 2005, as to one quarter on July 13, 2005, and as to one quarter on January 13, 2006. All Options granted to the persons and in the amounts set forth in Schedule "C" shall expire on January 13, 2009.

     FURTHER RESOLVED, the President and Secretary are authorized and instructed to notify the Transfer Agent of the Company of such action; and,

     FURTHER RESOLVED, the President, Secretary and Treasurer of the Company are authorized and empowered to take any and all action necessary to effectuate the foregoing resolutions.

SHAREHOLDERS:

We, the undersigned, being at least a majority of the Shareholders of QUINCY RESOURCES, INC. consent to the foregoing action without a meeting and waive notice of any meeting requirement by our signatures below.

/s/ Daniel T. Farrell
DANIEL T. FARRELL (a facsimile signature shall be considered the same as an original signature)
Number of Shares: 3,973,000

/s/ John Cullen
JOHN CULLEN (a facsimile signature shall be considered the same as an original signature)
Number of Shares: 390,000

/s/ William M. Sheriff
WILLIAM M. SHERIFF (a facsimile signature shall be considered the same as an original signature)
Number of Shares: 6,001,000